UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report
(Date of earliest event reported): September 1, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	1-13219 (Commission File Number)	65-0039856 (I.R.S. Employer Identification No.)

2002 Summit Boulevard, Sixth Floor
Atlanta, Georgia 30319
(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
 (Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

    On September 1, 2011, Ocwen Financial Corporation (“Ocwen”) and certain subsidiaries of Ocwen entered into a senior secured term loan facility agreement (the “Credit Agreement”) with Barclays Bank PLC and the other lenders that are parties thereto, and Ocwen borrowed thereunder term loans in an aggregate principal amount equal to $575 million (the “Proceeds”). The Proceeds will be used (a) to fund a portion of Ocwen’s acquisition of Litton Loan Servicing, LP (“Litton”) which was described in Ocwen’s Current Report on Form 8-K dated September 1, 2011 (the “Litton Acquisition”), (b) to pay fees and expenses incurred in connection with the Litton Acquisition and the transactions contemplated by the Credit Agreement and (c) for general corporate purposes of Ocwen and its subsidiaries.

    Borrowings under the Credit Agreement will bear interest, at the election of Ocwen, at a rate per annum equal to either (a) the greatest of (i) the prime rate of Barclays Bank PLC in effect on such day, (ii) the federal funds effective rate in effect on such day plus 0.50% and (iii) the one-month Eurodollar rate (1-Month LIBOR), in each case plus the applicable margin of 4.50% and a floor of 2.50% or (b) 1-Month LIBOR, plus the applicable margin of 5.50% with a 1-Month LIBOR floor of 1.50%.

    The Credit Agreement has been guaranteed by Ocwen Loan Servicing, LLC, Real Estate Servicing Solutions Inc and Litton. The Credit Agreement is and will be guaranteed by each of Ocwen’s current and future domestic subsidiaries that is not a securitization entity and that represents (a) 5% or more of Ocwen’s consolidated adjusted EBITDA, (b) 5% or more of Ocwen’s consolidated total assets or (c) 5% or more of Ocwen’s consolidated total revenues. If at any time the subsidiaries (excluding foreign subsidiaries and securitization entities) that do not meet the thresholds set forth in the immediately preceding sentence comprise in the aggregate more than (i) 6% of Ocwen’s consolidated adjusted EBITDA, (ii) 6% of Ocwen’s consolidated total assets or (iii) 6% of Ocwen’s consolidated total revenues (excluding from each such calculation the contribution of securitization entities and foreign subsidiaries), then Ocwen is required to cause additional subsidiaries to provide guaranties under the Credit Agreement to the extent required such that the foregoing condition ceases to be true. The Credit Agreement is secured by a first priority security interest in substantially all of the tangible and intangible assets of Ocwen and the guarantors, as well as by a pledge of the equity of certain of the subsidiaries of Ocwen and each guarantor.

    Ocwen is required to prepay the principal amount of the term loans in consecutive quarterly installments of $14.375 million per quarter commencing September 30, 2011, with the balance of the term loans becoming due on September 1, 2016.

    Ocwen is permitted to prepay the term loans at any time, without premium or penalty, other than LIBOR breakage costs; provided, that if all or any portion of the term loans are repaid prior to the one year anniversary of the closing of the Credit Agreement through voluntary or mandatory repayments from the incurrence of indebtedness having a lower effective yield than the term loans (whether by reason of the interest rate applicable to such indebtedness or by reason of the issuance of such indebtedness at a discount), Ocwen must pay a premium equal to 1.0% of the amount of term loans repaid.

    Ocwen is required to make mandatory prepayments of the term loans in certain instances, including with the proceeds of certain material asset sales, insured casualties and condemnation events, in each case, subject to a 9-month reinvestment provision; provided that, with respect to any asset sales consummated as a part of a sale of mortgage servicing rights, related servicing advances or other related assets to Home Loan Servicing Solutions, Ltd., 25% of the net cash proceeds from such asset sale must be applied to prepayments of the term loans, and the remaining 75% must be (i) invested in other mortgage servicing rights or related assets within 9 months of receipt of such proceeds or (ii) applied to prepayments of the term loans. Ocwen is also required to make mandatory prepayments of the term loans if there is positive consolidated excess cash flow (as defined in the Credit Agreement) for any fiscal year (commencing with the fiscal year ending December 31, 2012), in an amount equal to (a) 50% of such consolidated excess cash flow minus (b) voluntary repayments of the loans during such fiscal year; provided, that if, as of the last day of the most recently ended fiscal year, the corporate leverage ratio (as defined in the Credit Agreement) is 1.25 to 1.00 or less, Ocwen shall only be required to make the prepayments and/or reductions otherwise required under the Credit Agreement in an amount equal to (i) 25% of such consolidated excess cash flow minus (ii) voluntary repayments of the loans during such fiscal year.

    Under specified terms and conditions, the amount available under the Credit Agreement may be increased by up to the greater of (i) $125 million of incremental term loan facilities, and (ii) such amount that before and after giving effect to the incremental facilities, Ocwen must have a corporate leverage ratio that is 0.25 times lower than the corporate leverage ratio requirement in effect under the Credit Agreement for the fiscal quarter in which that increase occurs. After giving effect to such incremental increase, Ocwen must be in pro forma compliance with each of the financial covenants under the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to such incremental facilities; provided, that the loan-to-value ratio (as defined in the Credit Agreement) shall not exceed a percentage equal to 0.9 times the percentage that was otherwise required.

    The Credit Agreement contains provisions that limit Ocwen’s ability to incur debt, make investments, sell assets, create liens, engage in transactions with affiliates, engage in mergers and acquisitions, pay dividends and other restricted payments, grant negative pledges, engage in sale-leaseback transactions and change its business activities.

    The Credit Agreement requires Ocwen to comply with certain financial covenants, including an interest coverage ratio, a corporate leverage ratio, a ratio of consolidated total debt to consolidated tangible net worth and a loan-to-value ratio.

    In addition, the Credit Agreement contains events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, material unsatisfied judgments, certain ERISA events, change of control, and cross-default to other debt and credit agreements. The remedies for events of default contained in the Credit Agreement are customary for this type of loan facility.

    Ocwen paid to each lender a closing fee as compensation for the funding of such lender’s term loan. In addition, Ocwen will pay administrative fees to the administrative agent, collateral agent, syndication agent, and arranger.

Item 9.01 Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.21
Senior Secured Term Loan Facility Agreement dated as of September 1, 2011, by and among Ocwen Financial Corporation, as Borrower, Certain Subsidiaries of Ocwen Financial Corporation, as Subsidiary Guarantors, the Lender Parties thereto, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

10.22	Pledge and Security Agreement dated as of September 1, 2011, between each of the Grantors Party thereto and Barclays Bank PLC, as Collateral Agent.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

By:	/s/ John Van Vlack
John Van Vlack
Executive Vice President, Chief Financial Officer
and Chief Accounting Officer
(On behalf of the Registrant and as its principal
financial officer)

    Date:  September 8, 2011